EXHIBIT 32
Rule 1350 CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as an officer of Community Central Bank Corporation (the “Corporation”) that the Quarterly Report of the Corporation on Form 10-Q for the quarterly period ended September 30, 2010 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of the dates and for the periods presented in the financial statements included in such report.

Dated: November 15, 2010	By:	S/ RAY T. COLONIUS
Ray T. Colonius;
Interim President and CEO; CFO and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)